Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170902) pertaining to the Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees of our report dated June 27, 2016, with respect to the financial statements and schedule of the Standard & Poor’s 401(k) Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

New York, New York
June 27, 2016